Exhibit 2.1


                              CERTIFICATE OF MERGER
                                       OF
                              THE FONDA GROUP, INC.
                                      INTO
                           SWEETHEART CUP COMPANY INC.


The undersigned corporation, SWEETHEART CUP COMPANY INC., does hereby certify that:

      FIRST:      THE FONDA GROUP, INC. is a corporation formed under the
laws of the State of Delaware.

      SECOND:     SWEETHEART CUP COMPANY INC. is a corporation formed under
the laws of the State of Delaware.

      THIRD:      The Agreement and Plan of Merger among the parties to the
merger (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with
Section 251 of the General Corporation Law of the State of Delaware (the
"DGCL").

      FOURTH:     The name of the surviving corporation is Sweetheart Cup
Company Inc., a Delaware corporation.

      FIFTH:      The Restated Certificate of Incorporation of Sweetheart Cup
Company Inc., as now in force and effect, shall be the Certificate of Incorporation of the surviving corporation, except that Article ELEVENTH of the Restated Certificate of Incorporation shall be deleted in its entirety.

      SIXTH:      The executed Merger Agreement is on file at the principal
place of business of the surviving corporation. The address of said principal place of business is 10100 Reisterstown Road, Owings Mills, Maryland 21117.

      SEVENTH:    A copy of the Merger Agreement will be furnished by the
surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

      EIGHTH:     This Certificate of Merger and the merger provided for herein shall be effective at, and not until, the time that this Certificate of Merger shall have been filed in the Office of the Secretary of State of the State of Delaware.

      IN WITNESS WHEREOF, said SWEETHEART CUP COMPANY INC. has caused this Certificate to be executed by its officer thereunto duly authorized this 22nd day of March, 2002.



                                          SWEETHEART CUP COMPANY INC.


                                          By: /s/ Hans H. Heinsen
                                              ------------------------------
                                              Name:  Hans H. Heinsen
                                              Title: Senior Vice President



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